UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            July 18, 2006

              LINKWELL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

                                                                                                                          FLORIDA

(State or Other Jurisdiction of Incorporation)

                                                                              000-24977                                                                                      65-1053546

(Commission File Number)	(IRS Employer Identification No.)

                                           No. 476 Hutai Branch Road, Baoshan District, Shanghai, China                    200436

(Address of Principal Executive Offices)	(Zip Code)

                                                                                                                  (86)21-56689332

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]     Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events

On July 18, 2006 10 holders of our Series B 6% Cumulative Convertible Preferred Stock sold an aggregate of 725,000 of those shares to 15 purchasers located in the People's Republic of China in private transactions. Seven of the 10 purchasers are employees of Linkwell Corporation. The purchasers paid $2.40 per share. Each share o f Series B 6% Cumulative Convertible Preferred Stock is convertible into 10 shares of common stock, therefore the purchasers paid the equivalent of $.24 per share of common stock. We did not receive any proceeds from these sales. Subsequent to these transactions, holders of 850,000 the shares of our Series B 6% Cumulative Convertible Preferred Stock converted into an aggregate of 8,500,000 shares of our common stock. In addition, in July 2006 one holder of our common shares sold 500,000 shares to four purchasers located in the People's Republic of China in private transactions. The purchasers paid $.24 per share. We did not receive any proceeds from these sales. Mr. Wei Guan, an executive officer and director of our company, purchased 200,000 shares of our common stock in this transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

LINKWELL CORPORATION

By:_/s/ Xuelian Bian

Xuelian Bian, Chief Executive Officer

DATED: August 9, 2006

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